CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Currency-Linked Partial Principal at Risk Securities due 2019	$2,000,000	$257.60
January 2014 Pricing Supplement No. 1,250 Registration Statement No. 333-178081 Dated January 30, 2014 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Currencies
Currency-Linked Partial Principal at Risk Securities due February 4, 2019
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Australian dollar + Canadian dollar + Singapore dollar + Swiss franc
Principal at Risk Securities
The Currency-Linked Partial Principal at Risk Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount of only 90% of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document.  At maturity, if the basket of four currencies has appreciated relative to the U.S. dollar, investors will receive the stated principal amount of their investment plus 205% of the appreciation of basket, as measured by the specific basket performance formula described in this document.  However, if, at maturity, the basket has remained unchanged or depreciated, the payment at maturity will be equal to or less than the stated principal amount by an amount that is proportionate to the negative basket performance, subject to the minimum payment amount.  Because of the formula by which the currency performance for each basket currency is calculated, any positive currency performance and, therefore, any positive basket performance is inherently capped at a maximum of 100%.  If the basket performance is less than or equal to –10%, you will receive only the minimum payment amount of $900 per security at maturity.  Investors may lose up to 10% of the stated principal amount of the securities. The securities are for investors who are concerned about principal risk but seek a currency-based return (as measured by the basket currencies), and who are willing to risk 10% of their principal and forgo current income on the securities in exchange for the repayment of at least 90% of principal at maturity and the opportunity to earn a return based on 205% of the appreciation of the basket.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	January 30, 2014
Original issue date:	February 4, 2014 (3 business days after the pricing date)
Maturity date:	February 4, 2019
Aggregate principal amount:	$2,000,000
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Interest:	None
Basket:	The basket consists of four currencies (equally weighted among themselves) valued relative to the U.S. dollar (each, a “basket currency”), as follows:
	Basket Currency	Weighting	Initial Exchange Rate	Reference Source
	Australian dollar (“AUD”)	25%	0.87595	Bloomberg: WMCO1 (mid)
	Canadian dollar (“CAD”)	25%	1.11800	Bloomberg: WMCO1 (mid)
	Singapore dollar (“SGD”)	25%	1.27480	Bloomberg: WMCO1 (mid)
	Swiss franc (“CHF”)	25%	0.90260	Bloomberg: WMCO1 (mid)
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):
$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the negative basket performance.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	205%
Currency performance:
With respect to each basket currency other than the AUD:
1 – (final exchange rate / initial exchange rate)
With respect to the AUD:
1 – (initial exchange rate / final exchange rate)
The formulas effectively limit the positive currency performance of each basket currency to 100% and therefore limit the positive basket performance to 100%.  However, the formulas do not limit the negative currency performance of any basket currency and therefore do not limit the negative basket performance.  See “How Do the Currency Performance Formulas Work?” and “Hypothetical Payouts on the Securities at Maturity.”

Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date as specified under “Basket—Initial Exchange Rate” above.
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to each basket currency other than the AUD, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source set forth above.
With respect to the AUD, the rate for conversion of U.S. dollars into one AUD, as determined by reference to the applicable reference source set forth above.

Valuation date:	January 30, 2019, subject to adjustment for non-currency business days
CUSIP / ISIN:	61746BDP8 / US61746BDP85
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$937.60 per security. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)		Proceeds to issuer(2)
Per security:	$1,000	$30		$970
Total:	$2,000,000	$60,000		$1,940,000

(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $30 for each security they sell.  Please see “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for currency-linked partial principal at risk securities.

(2)	See “Use of Proceeds and Hedging” on page 9.
The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Prospectus Supplement dated August 17, 2012             Prospectus dated November 21, 2011

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Currency-Linked Partial Principal at Risk Securities due February 4, 2019
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Principal at Risk Securities

Investment Summary

Currency-Linked Partial Principal at Risk Securities

Principal at Risk Securities

The Currency-Linked Partial Principal at Risk Securities due February 4, 2019 Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar (the “securities”) provide investors with an opportunity to earn a return based on 205% participation in the positive performance of a basket of four currencies (equally weighted among themselves) relative to the U.S. dollar (as measured by the specific basket performance formula described in this document), while being exposed on a 1:1 basis to any negative basket performance, subject to the minimum payment amount of $900 per security.

If, at maturity, the weighted basket of four currencies (the “basket”) has strengthened as a whole relative to the U.S. dollar, the investment will return the stated principal amount of $1,000 plus 205% of the positive basket performance (e.g., a basket performance of 10% relative to the U.S. dollar will return 100% of the stated principal amount plus an additional $205 per security at maturity).  However, if, at maturity, the basket remains unchanged or has weakened such that the basket performance is zero or negative, the payment at maturity per security will be equal to or less than the $1,000 stated principal amount of securities by an amount proportionate to the negative basket performance, subject to the minimum payment amount of $900 per security.  The securities do not pay interest.  All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

There are several important factors you should consider in connection with your investment in the securities.

•
The securities do not provide a linear return on the performance of any of the basket currencies relative to the U.S. dollar.  A linear return is the return that would be achieved by converting a notional amount of U.S. dollars into a basket currency at the initial exchange rate and then, on the valuation date, converting the resulting amount of such basket currency back into the U.S. dollars at the final exchange rate.  Instead, the return on the securities will be determined by reference to the currency performance formulas and basket performance formula described in this document.

•
The currency performance formulas described in this document will magnify any depreciation and diminish any appreciation in each basket currency relative to the U.S. dollar (leaving aside the effect of the participation rate) as compared to a linear return, and these effects will increase the more a basket currency appreciates or depreciates.  One consequence of this is that, if a basket currency depreciates in value by 50% relative to the U.S. dollar, the currency performance for such basket currency will be –100%.

•
Because of the manner in which the currency performance for each basket currency is calculated, the currency performance for each basket currency, and, therefore, the basket performance will never exceed 100%.  However, there is no comparable limit on the negative currency performance and the negative basket performance.  If the basket performance is less than –10%, you will receive only the minimum payment amount of $900 per security at maturity.

Maturity:	5 years
Payment at maturity:
(i)      If the basket appreciates relative to the U.S. dollar,

Þ $1,000 + ($1,000 x basket performance x participation rate)

(ii)      If the basket depreciates or does not appreciate relative to the U.S. dollar,

Þ $1,000 + ($1,000 x basket performance), subject to the minimum payment amount of $900.

If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the negative basket performance.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

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Currency-Linked Partial Principal at Risk Securities due February 4, 2019
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Principal at Risk Securities

Currency performance:
With respect to each basket currency other than the AUD:
1 – (final exchange rate / initial exchange rate)

With respect to the AUD:
1 – (initial exchange rate / final exchange rate)

The formulas effectively limit the positive currency performance of each basket currency to 100% and therefore limit the positive basket performance to 100%.  However, the formulas do not limit the negative currency performance of any basket currency and therefore do not limit the negative basket performance.  See “How Do the Currency Performance Formulas Work?” and “Hypothetical Payouts on the Securities at Maturity.”

Participation rate:	205%
Minimum payment amount:	$900 per security (90% of the stated principal amount). Investors may lose up to 10% of the stated principal amount of the securities.
Interest:	None

The stated principal amount and issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than the issue price.  We estimate that the value of each security on the pricing date will is $937.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket currencies, instruments based on the basket currencies, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the participation rate and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the basket currencies, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Currency-Linked Partial Principal at Risk Securities due February 4, 2019
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Principal at Risk Securities

How Do Currency Exchange Rates Work?

Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪	The exchange rate for each of the basket currencies (except the Australian dollar) is expressed as the number of units of that currency per U.S. dollar.

➢
As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  For example, an exchange rate of 0.80 reflects a strengthening of the Canadian dollar, relative to the U.S. dollar, as compared to an exchange rate of 1.10.

➢
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  For example, an exchange rate of 1.40 reflects a weakening of the Canadian dollar relative to the U.S. dollar, as compared to an exchange rate of 1.10.

▪
The exchange rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar. The inverse of the movements described in the preceding two paragraphs applies to the appreciation and depreciation of the Australian dollar.

➢
As a result, an increase in the exchange rate means that the Australian dollar has appreciated / strengthened relative to the U.S. dollar.  This means that it takes more U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date.  For example, an exchange rate of 1.40 reflects a strengthening of the Australian dollar, relative to the U.S. dollar, as compared to an exchange rate of 1.05.

➢
Conversely, a decrease in the exchange rate means that the Australian dollar has depreciated / weakened relative to the U.S. dollar.  This means that it takes fewer U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date.  For example, an exchange rate of 0.84 reflects a weakening of the Australian dollar relative to the U.S. dollar, as compared to an exchange rate of 1.05.

How Do the Currency Performance Formulas Work?

The currency performance formulas used to calculate the payment at maturity effectively limit the positive currency performance of each basket currency to 100% and therefore limit the positive basket performance to 100%.  However, the formulas do not limit the negative currency performance of any basket currency and therefore do not limit the negative basket performance.

With respect to each basket currency other than the Australian dollar, the currency performance is equal to (1 – final exchange rate / initial exchange rate).

The actual initial exchange rate for each basket currency is as specified on the cover page of this document.  The actual initial exchange rates vary from and final exchange rates will vary from those used in the examples below.

➢        In the example below, the Canadian dollar strengthens from the initial exchange rate of 1.70 to the final exchange rate of 1.53, resulting in a currency performance of 1 – (1.53 / 1.70) = 10%.

Initial Exchange Rate (# CAD / 1 USD)	Final Exchange Rate (# CAD / 1 USD)
1.70	1.53

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Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Principal at Risk Securities

➢        In the example below, the Canadian dollar weakens from the initial exchange rate of 1.70 to the final exchange rate of 2.55, resulting in a currency performance of 1 – (2.55 / 1.70) = –50%.

Initial Exchange Rate (# CAD / 1 USD)	Final Exchange Rate (# CAD / 1 USD)
1.70	2.55

➢        In the example below, the Canadian dollar strengthens to the fullest extent possible from the initial exchange rate of 1.70 to the final exchange rate of 0.00001 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in a currency performance of 1 – (0.00001 / 1.70) = approximately 99.999%.

Initial Exchange Rate (# CAD / 1 USD)	Final Exchange Rate (# CAD / 1 USD)
1.70	0.00001

This example illustrates that, because the currency performance for each basket currency other than the Australian dollar is calculated by subtracting the fraction equal to the final exchange rate divided by the initial exchange rate from 1, the maximum possible currency performance for each basket currency can be no greater than 100%.  However, any possible depreciation of the basket currencies is not similarly limited, as shown in the example below.  It is important to note that, in any scenario in which the exchange rate for a basket currency changes from the pricing date to the valuation date, the currency performance for such basket currency will always underperform a performance percentage calculated using a linear return formula.

➢        In the example below, the Canadian dollar is seriously devalued and weakens from the initial exchange rate of 1.70 to the final exchange rate of 10.2, resulting in a currency performance of 1 – (10.2 / 1.70) = –500%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.70	10.2

With respect to the Australian dollar, the currency performance is equal to (1 – initial exchange rate / final exchange rate).

➢        In the example below, the Australian dollar strengthens from the initial exchange rate of 1.05 to the final exchange rate of 1.4, resulting in a currency performance of 1 – (1.05 / 1.4) = 25%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.05	1.4

➢        In the example below, the Australian dollar weakens from the initial exchange rate of 1.05 to the final exchange rate of 0.7, resulting in a currency performance of 1 – (1.05 / 0.7) = –50%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.05	0.7

➢           In the example below, the Australian dollar strengthens to the fullest extent possible from the initial exchange rate of 1.05 to the final exchange rate of 100,000 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in a currency performance of 1 – (1.05 / 100,000) = approximately 99.999%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.05	100,000

This example illustrates that, because the currency performance for the Australian dollar is calculated by subtracting the fraction equal to the initial exchange rate divided by the final exchange rate from 1, the maximum possible currency performance for the Australian dollar will be no greater than 100%.  However, any possible decline in the Australian dollar is not similarly limited, as shown in the example below.  It is important to note that, in any scenario in which the exchange rate for a basket currency changes from the pricing date to the valuation date, the currency performance for such basket currency will always underperform a performance percentage calculated using a linear return formula.

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➢        In the example below, the Australian dollar is seriously devalued and weakens from the initial exchange rate of 1.05 to the final exchange rate of 0.175, resulting in a currency performance of 1 – (1.05 / 0.175) = –500%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.05	0.175

Because the currency performance for each basket currency is calculated in the manner described above, there is no limit on the negative performance of any basket currency.  Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe depreciation of the fourth basket currency so that you would receive only the minimum payment amount at maturity.

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Currency-Linked Partial Principal at Risk Securities due February 4, 2019
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Principal at Risk Securities

Fact Sheet

The securities are unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount of only 90% of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document.  At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of the basket as a whole relative to the U.S. dollar as of the valuation date.  The securities offered are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

Key Dates
Pricing date:	Original issue date:	Maturity date:
January 30, 2014	February 4, 2014 (3 business days after the pricing date)	February 4, 2019
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$2,000,000
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Issuer call right:	None
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Basket:	The basket consists of four currencies (equally weighted among themselves) valued relative to the U.S. dollar (each, a “basket currency”), as follows:
	Basket Currency	Weighting	Initial Exchange Rate	Reference Source
	Australian dollar (“AUD”)	25%	0.87595	Bloomberg: WMCO1 (mid)
	Canadian dollar (“CAD”)	25%	1.11800	Bloomberg: WMCO1 (mid)
	Singapore dollar (“SGD”)	25%	1.27480	Bloomberg: WMCO1 (mid)
	Swiss franc (“CHF”)	25%	0.90260	Bloomberg: WMCO1 (mid)
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):

$1,000 + supplemental redemption amount

If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):

$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount

If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the negative basket performance.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than zero, in which case you will lose some of your investment.

Please see “Hypothetical Payouts on the Securities at Maturity” beginning on page 12 for full examples of how to calculate the basket performance at maturity.

Participation rate:	205%
Currency performance:
With respect to each basket currency other than the AUD:

1 – (final exchange rate / initial exchange rate)

With respect to the AUD:

1 – (initial exchange rate / final exchange rate)

The formulas effectively limit the positive currency performance of each basket currency to 100% and therefore limit the positive basket performance to 100%.  However, the formulas do not limit the negative currency performance of any basket currency and therefore do not limit the negative basket performance.  See “How Do the Currency Performance Formulas Work?” and “Hypothetical Payouts on the Securities at Maturity.”

Risk factors:	Please see “Risk Factors” beginning on page 15.

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Currency-Linked Partial Principal at Risk Securities due February 4, 2019
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Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date as specified under “Basket—Initial Exchange Rate” above.
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of the Securities—General Terms of the Securities—Some Definitions” in the accompanying prospectus supplement.

Exchange rate:
With respect to each basket currency other than the AUD, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

With respect to the AUD, the rate for conversion of U.S. dollars into one AUD, as determined by reference to the applicable reference source described herein.

If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	January 30, 2019, subject to adjustment for non-currency business days

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61746BDP8
ISIN:	US61746BDP85
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  We have determined that the “comparable yield” for the securities is a rate of 2.5690% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,136.1632 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2014	$10.4187	$10.4187
July 1, 2014 through December 31, 2014	$12.9788	$23.3975
January 1, 2015 through June 30, 2015	$13.1455	$36.5430
July 1, 2015 through December 31, 2015	$13.3144	$49.8574
January 1, 2016 through June 30, 2016	$13.4854	$63.3428
July 1, 2016 through December 31, 2016	$13.6586	$77.0014
January 1, 2017 through June 30, 2017	$13.8341	$90.8355
July 1, 2017 through December 31, 2017	$14.0118	$104.8473
January 1, 2018 through June 30, 2018	$14.1918	$119.0391

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July 1, 2018 through December 31, 2018	$14.3741	$133.4132
January 1, 2019 through the Maturity Date	$2.7500	$136.1632

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payment that will be made on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Any consequences resulting from the Medicare tax on investment income are also not discussed in this document or the accompanying prospectus supplement.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services LLC (“MSCS”)
Payment currency:	U.S. dollars
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in forwards and options contracts on the basket currencies.  Such purchase activity could have increased the values of the basket currencies relative to the U.S. dollar on the pricing date, and, therefore, could have increased the values relative to the U.S. dollar that each of the basket currencies must attain on the valuation date so that investors do not suffer a loss on their initial investment in the securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the valuation date, by purchasing and selling one or more basket currencies or forwards or options contracts on one or more basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the valuation date.  We cannot give any assurance that our hedging activities will not affect the value of any of the basket currencies and, therefore, adversely affect the exchange rate on the valuation date and the currency performance for any of the basket currencies and, consequently, the basket performance and the payment you will receive at maturity.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

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The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)            the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)           we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)          any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)           our interests are adverse to the interests of the purchaser or holder; and

(v)            neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the

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Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $30 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for currency-linked partial principal at risk securities.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This is a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

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Hypothetical Payouts on the Securities at Maturity

Below are three hypothetical examples of how to calculate the basket performance and the payment at maturity based on the hypothetical exchange rates set out below and the participation rate of 205%.  The examples are provided for illustrative purposes only.  The actual initial exchange rate for each basket currency is as specified on the cover page of this document and the actual final exchange rate for each basket currency will be determined on the valuation date.  All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

The exchange rate for each of the basket currencies other than the Australian dollar is expressed as the number of units of the applicable basket currency per U.S. dollar.  For each such basket currency, a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and an increase in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.  The exchange rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar.  An increase in the exchange rate means that the Australian dollar has appreciated/strengthened relative to the U.S. dollar and a decrease in the exchange rate means that the Australian dollar has depreciated/weakened relative to the U.S. dollar.

The numbers appearing in the examples below have been rounded for ease of analysis.

Example 1:  The basket performance is positive

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	25%	0.8800	0.9778	10%
CAD	25%	1.1000	0.9900	10%
SGD	25%	1.3000	1.1700	10%
CHF	25%	0.9000	0.8100	10%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (Initial AUD exchange rate / Final AUD exchange rate)]  x  25%, plus

[1 – (Final CAD exchange rate / Initial CAD exchange rate)]  x  25%, plus

[1 – (Final SGD exchange rate / Initial SGD exchange rate)]  x  25%, plus

[1 – (Final CHF exchange rate / Initial CHF exchange rate)]  x  25%

So, using the hypothetical exchange rates above:

[1 – (0.8800 / 0.9778)] x 25% = 2.5%, plus
[1 – (0.9900 / 1.1000)] x 25% = 2.5%, plus
[1 – (1.1700 / 1.3000] x 25% = 2.5%, plus
[1 – (0.8100 / 0.9000)] x 25% = 2.5%

Basket performance	=	10%
Payment at maturity	=	$1,000 + supplemental redemption amount
Participation rate	=	205%
Supplemental redemption amount	=	$1,000 x basket performance x participation rate
	=	$1,000 x 10% x 205% = $205

Because the basket performance is greater than zero, the payment at maturity will equal $1,000 plus the supplemental redemption amount.  Therefore, the total payment at maturity per security will be $1,205, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $205.

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Example 2:  The basket performance is negative

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	25%	0.8800	0.8980	2%
CAD	25%	1.1000	1.0450	5%
SGD	25%	1.3000	1.4300	-10%
CHF	25%	0.9000	0.9900	-10%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (0.8800 / 0.8980)] x 25% = 0.5%, plus
[1 – (1.0450 / 1.1000)] x 25% = 1.25%, plus
[1 – (1.4300 / 1.3000] x 25% = -2.5%, plus
[1 – (0.9900 / 0.9000)] x 25% = -2.5%

Basket performance	=	–3.25%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $900
	=	$1,000 + ($1,000 x (-3.25%))
	=	$1,000 + (-$32.50)
	=	$967.50

The basket performance may be equal to or less than 0% even though one or more basket currencies has strengthened relative to the U.S. dollar over the term of the securities, as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Australian dollar and the Canadian dollar is more than offset by the depreciation of the Singapore dollar and the Swiss franc.  Because the basket performance is less than zero, the payment at maturity is less than the stated principal amount by an amount that is propionate to the negative basket performance, subject to the minimum payment amount.

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Example 3:  The basket performance is significantly less than zero

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
AUD	25%	0.8800	100,000	100.00%
CAD	25%	1.1000	0.00001	100.00%
SGD	25%	1.3000	7.8000	–500.000%
CHF	25%	0.9000	0.00001	100.00%

[1 – (0.8800 / 100,000)] x 25% = 25%, plus
[1 – (0.00001 / 1.1000)] x 25% = 25%, plus
[1 – (7.8000 / 1.3000] x 25% = -100%, plus
[1 – (0.00001 / 0.9000)] x 25% = 25%

Basket performance	=	–25%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $900
	=	$1,000 + ($1,000 x (–25%)); subject to the minimum payment amount of $900
	=	$1,000 + (–$250); subject to the minimum payment amount of $900
	=	The minimum payment amount of $900

In this example, since $750 is less than the minimum payment amount of $900, the investor will receive the minimum payment amount.

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Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus.

▪
The securities provide for a minimum payment amount of only 90% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities provide for a minimum payment amount of only 90% of principal at maturity.  If the basket performance is less than 0%, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the negative basket performance, subject to the minimum payment amount of $900 per security (90% of the stated principal amount).

▪
No periodic interest payments and the return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The terms of the securities differ from ordinary debt securities in that no periodic interest will be paid.  Unless the basket performance is sufficiently greater than zero, the overall return on your investment in the securities may be less than the amount that would be paid on a conventional debt security of comparable maturity issued by us. The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the securities at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.  In addition, if the basket as a whole has stayed unchanged or depreciated, your return on the securities will be zero or negative.

▪
The currency performance formulas will limit the upside potential of the securities but do not limit the negative currency performances. The currency performance formulas measure the extent to which the exchange rate of a basket currency relative to the USD increases or decreases from the pricing date to the valuation date, expressed as: (1) with respect to each basket currency other than the Australian dollar, (1 – final exchange rate / initial exchange rate), and (2) with respect to the Australian dollar, (1 – initial exchange rate / final exchange rate).  Because of the manner in which the currency performance is calculated, the maximum currency performance currency of each basket currency and, therefore, the maximum basket performance is effectively 100%.  By contrast, the formulas for the currency performance do not limit the negative currency performance of any basket currency or the basket performance.  See “Hypothetical Payouts on the Securities at Maturity”.

▪
The currency performance formulas will diminish any appreciation and magnify any depreciation of each basket currency relative to the U.S. dollar (leaving aside the effect of the participation rate).  The securities do not provide a linear return on the appreciation of any basket currency relative to the U.S. dollar.  A linear return would reflect the return that would be achieved by converting a notional amount of U.S. dollars into a basket currency at the initial exchange rate and then, on the valuation date, converting the resulting amount of such basket currency back into U.S. dollars at the final exchange rate.  Instead, the return on the securities will be determined by reference to the currency performance formulas and basket performance formulas described in this document, which do not reflect a linear return.  Using these formulas, any appreciation of a basket currency relative to the U.S. dollar will be diminished, as compared to a linear return (leaving aside the effect of the participation rate), while any depreciation of a basket currency relative to the U.S. dollar will be magnified, as compared to a linear return.  Moreover, the diminishing effect on any appreciation of a basket currency relative to the U.S. dollar increases as the currency performance increases, and the magnifying effect on any depreciation of a basket currency relative to the U.S. dollar increases as the currency performance decreases.  Accordingly, your payment at maturity may be less than if you had invested in similar securities that provide linear returns or in any of the basket currencies directly.

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▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The securities are subject to currency exchange risk.  Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  The exchange rates between the basket currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those basket currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) the balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.  Exchange rate movements in the basket currencies may not correlate with each other.  At a time when one or more of the basket currencies strengthens relative to the U.S. dollar, one or more of the other basket currencies may weaken relative the U.S. dollar or strengthen to a lesser extent.  Therefore, in calculating the basket performance, the strengthening relative to the U.S. dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

Moreover, due to the specific formulas used to calculate the currency performance for each basket currency, the maximum possible currency performance for each basket currency will be no greater than 100% while there is no comparable limit on the negative performance of a basket currency.  Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe devaluation of the fourth basket currency, so that the investor would receive only the minimum payment amount at maturity.  For an explanation of this possibility and how the currency performance is calculated, see “How Do the Currency Performance Formulas Work?” beginning on page 4 and “Hypothetical Payouts on the Securities at Maturity” on page 12.

You can review a table of the historical exchange rates and related graphs of each of the basket currencies and a graph of the historical performance of the basket (assuming that each of the basket currencies is equally weighted) in this pricing supplement under “Historical Information” on page 21 below.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar based on historical performance.  In addition, there can be no assurance that the basket performance will be positive so that you will receive at maturity an amount that exceeds the stated principal amount of the securities.  If the basket performance is less than zero, you will receive at maturity an amount that is less than the amount of your original investment in the securities.

▪
As an emerging market Asian currency, the Singapore dollar, one of the basket currencies, is subject to an increased risk of significant adverse fluctuations.  The securities are linked to the performance of a basket

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consisting of one emerging market Asian currency.  There is an increased risk of significant adverse fluctuations in the performance of the currencies of less developed and less stable economies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the securities.

The exchange rate between the Singapore dollar and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Singapore or elsewhere and by macroeconomic factors and speculative actions.  The Singapore dollar is permitted to fluctuate in value relative to the U.S. dollar within a trade-weighted band.  However, the government may choose to affect the exchange rate of its currency by central bank intervention, imposition of regulatory controls, taxes, revaluation or devaluation of the currency, the issuance of a replacement currency or by other available means.  The Monetary Authority of Singapore maintains a policy of modest and gradual appreciation as an anti-inflationary tool.

▪
The basket is subject to an increased risk of significant adverse fluctuations because it includes currencies that may be adversely affected by changes in demand for commodities.  The securities are linked to the performance of a basket consisting partially of the Australian dollar and the Canadian dollar.  These currencies may be adversely affected by decreases in global demand for commodities, as these two countries are major suppliers of certain commodities to the world market.  Continued decreases in the commodity markets or heightened volatility in the prices of commodities may lead to depreciation of, and/or heightened volatility in, the exchange rates for these currencies, which may negatively affect the value of the securities and the payment at maturity.

▪
Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.  Specific currencies’ exchange rates are highly volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations or allow a previously fixed or range-limited exchange rate to float freely or in a broader band.  The liquidity and trading value of and amount payable on the securities could also be affected by fluctuations in response to other market forces and by the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the securities in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency. Therefore, any significant changes or governmental actions with respect to any of the basket currencies, the U.S. dollar or any other currency that result in the weakening of any of the basket currencies relative to the U.S. dollar could materially and adversely affect the value of the securities.

In addition, if any of the basket currencies is lawfully eliminated, converted, redenominated or exchanged by the relevant sovereign government during the term of the securities, the calculation agent, in its sole discretion, will determine the exchange rate for the affected currency (or make such adjustment to the exchange rate, as required) on the valuation date, and this determination may adversely affect your payment at maturity.

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their

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economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities at maturity.  The basket of currencies has been volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Historical Information”.

▪
The amount payable on the securities is not linked to the exchange rates at any time other than the valuation date.  The final exchange rate of each basket currency will be based on its respective exchange rate on the valuation date, subject to adjustment for non-currency business days.  Even if the basket currencies appreciate prior to the valuation date but then depreciate by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the exchange rates prior to such drop.  Although the actual exchange rates on the stated maturity date or at any other times during the terms of the securities may appreciate relative to the U.S. dollar, the payment at maturity will be based solely on exchange rates on the valuation date.

▪
The market price of the securities may be influenced by many unpredictable factors.  Several factors, some of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  As noted above, we expect that the exchange rates for the basket currencies on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include: (i) the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar; (ii) interest and yield rates in the U.S. market and in the markets for each of the basket currencies; (iii) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates; (iv) the time remaining to the maturity of the securities; and (v) any actual or anticipated changes in our credit ratings or credit spreads.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, certain or all of the basket currencies have weakened relative to the U.S. dollar or if interest rates rise.

▪
Investing in the securities is not equivalent to investing directly in the basket currencies.  You may receive a lower payment at maturity than you would have received if you had invested directly in the basket currencies.  The basket performance is based on the currency performance for each basket currency, which is in turn based on the formulas set forth above.  The currency performances are dependent solely on such stated formulas and not on any other formula that could be used for calculating currency performances.

▪
Even though currencies trade around the clock, the securities will not.  The Interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the basket currencies are traded.  Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the basket performance.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in

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the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time.  The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, Morgan Stanley Capital Services LLC, which we refer to as MSCS, has determined the initial exchange rate and will determine the final exchange rate for each basket currency, the currency performance values and the basket performance, and will calculate the amount you will receive at maturity.  Any of these determinations made by MSCS in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate, may adversely affect the payout to you at maturity.  In addition, MS & Co. has determined the estimate value of the securities on the pricing date.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Morgan Stanley & Co. LLC, which is a subsidiary of the issuer, has determined the estimated value on the pricing date.  MS & Co. has determined the estimated value of the securities on the pricing date.

▪
Hedging and trading activity by our subsidiaries could adversely affect the value of the securities. One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including

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trading in futures, forwards and options contracts on the basket currencies.  Some of our subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, as a result, could have increased the values relative to the U.S. dollar that such basket currencies must attain on the valuation date so that investors do not suffer a loss on their initial investment in the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the exchange rates of one or more of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

▪
Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.  The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the securities.

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Historical Information

The first graph below sets forth the performance of the basket relative to the U.S. dollar during the period from January 1, 2009 through January 30, 2014.  The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the securities at maturity.  The tables that follow set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2009 through January 30, 2014.  The related graphs set forth the daily exchange rates of each basket currency relative to the U.S. dollar during the same period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

Historical Basket Performance January 1, 2009 to January 30, 2014

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AUD (# USD / AUD)	High	Low	Period End
2009
First Quarter	0.72330	0.63000	0.69130
Second Quarter	0.82090	0.69660	0.80640
Third Quarter	0.88280	0.77860	0.88280
Fourth Quarter	0.93690	0.86520	0.89770
2010
First Quarter	0.93180	0.86460	0.91720
Second Quarter	0.93510	0.81040	0.84080
Third Quarter	0.96970	0.83930	0.96710
Fourth Quarter	1.02330	0.95880	1.02330
2011
First Quarter	1.03290	0.98030	1.02910
Second Quarter	1.09710	1.03290	1.07220
Third Quarter	1.10200	0.96620	0.96620
Fourth Quarter	1.07300	0.95270	1.02090
2012
First Quarter	1.08090	1.02280	1.03460
Second Quarter	1.04710	0.97010	1.02380
Third Quarter	1.05800	1.01390	1.03780
Fourth Quarter	1.05660	1.01870	1.03940
2013
First Quarter	1.05980	1.01960	1.04190
Second Quarter	1.05450	0.91380	0.91380
Third Quarter	0.95200	0.89010	0.93170
Fourth Quarter	0.97080	0.88610	0.89170
2014
First Quarter (through January 30, 2014)	0.90540	0.86830	0.87940

Australian dollar January 1, 2009 through January 30, 2014 (expressed as units of USD per AUD)

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CAD (# CAD / USD)	High	Low	Period End
2009
First Quarter	1.30120	1.17970	1.26020
Second Quarter	0.82090	0.69660	0.80640
Third Quarter	1.16750	1.06460	1.06950
Fourth Quarter	1.08480	1.02360	1.05320
2010
First Quarter	0.93180	0.86460	0.91720
Second Quarter	1.07100	0.99860	1.06390
Third Quarter	1.06560	1.01680	1.02920
Fourth Quarter	1.03360	0.99800	0.99800
2011
First Quarter	1.00130	0.96850	0.97440
Second Quarter	1.09710	1.03290	1.07220
Third Quarter	1.10200	0.96620	0.96620
Fourth Quarter	1.07300	0.95270	1.02090
2012
First Quarter	1.08090	1.02280	1.03460
Second Quarter	1.04710	0.97010	1.02380
Third Quarter	1.05800	1.01390	1.03780
Fourth Quarter	1.00390	0.97690	0.99210
2013
First Quarter	1.03200	0.98320	1.01740
Second Quarter	1.05190	1.00270	1.05190
Third Quarter	1.05820	1.02200	1.03090
Fourth Quarter	1.07060	1.02860	1.06230
2014
First Quarter (through January 30, 2014)	1.11710	1.06350	1.11570

Canadian dollar January 1, 2009 through January 30, 2014 (expressed as units of CAD per USD)

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SGD (# SGD / USD)	High	Low	Period End
2009
First Quarter	1.55490	1.43490	1.52290
Second Quarter	1.51890	1.43670	1.44740
Third Quarter	1.46400	1.40970	1.40970
Fourth Quarter	1.41610	1.37950	1.40490
2010
First Quarter	1.42410	1.38750	1.39900
Second Quarter	1.41790	1.36710	1.39940
Third Quarter	1.39400	1.31640	1.31640
Fourth Quarter	1.32020	1.28220	1.28340
2011
First Quarter	1.29770	1.26050	1.26120
Second Quarter	1.26060	1.22320	1.22850
Third Quarter	1.30730	1.20080	1.30730
Fourth Quarter	1.31950	1.24080	1.29660
2012
First Quarter	1.29710	1.24180	1.25770
Second Quarter	1.29260	1.23580	1.26510
Third Quarter	1.27220	1.22020	1.22740
Fourth Quarter	1.23170	1.21630	1.22180
2013
First Quarter	1.25130	1.22050	1.24030
Second Quarter	1.27620	1.22740	1.26790
Third Quarter	1.28380	1.24650	1.25580
Fourth Quarter	1.26940	1.23570	1.26300
2014
First Quarter (through January 30, 2014)	1.27890	1.26300	1.27520

Singapore dollar January 1, 2009 through January 30, 2014 (expressed as units of SGD per USD)

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CHF (# CHF / USD)	High	Low	Period End
2009
First Quarter	1.18520	1.06170	1.13940
Second Quarter	1.16890	1.06160	1.08590
Third Quarter	1.09030	1.02360	1.03630
Fourth Quarter	1.04900	0.99640	1.03520
2010
First Quarter	1.08390	1.01650	1.05390
Second Quarter	1.16310	1.05190	1.07740
Third Quarter	1.06460	0.97580	0.98250
Fourth Quarter	1.00360	0.93520	0.93520
2011
First Quarter	0.97370	0.89850	0.92010
Second Quarter	0.92530	0.83190	0.84040
Third Quarter	0.90870	0.72090	0.90820
Fourth Quarter	0.95360	0.86000	0.93810
2012
First Quarter	0.95520	0.89550	0.90250
Second Quarter	0.97130	0.90370	0.94850
Third Quarter	0.99580	0.92670	0.93980
Fourth Quarter	0.94880	0.91160	0.91540
2013
First Quarter	0.95400	0.90800	0.94920
Second Quarter	0.97830	0.92020	0.94500
Third Quarter	0.97270	0.90490	0.90490
Fourth Quarter	0.92150	0.88490	0.89290
2014
First Quarter (through January 30, 2014)	0.91160	0.89160	0.90280

Swiss franc January 1, 2009 through January 30, 2014 (expressed as units of CHF per USD)

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Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated August 17, 2012

Prospectus dated November 21, 2011

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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